Exhibit 10.20

Lease Contract

Made and executed on the 15th day of December, 1995

Between

Kiryat Weizmann Science Park Ltd.
Of 13 Ahad Ha’am St., Tel Aviv
(hereinafter: the “Lessor”)

Of the First Part;

And

QBA Enterprises Ltd.
Private Company No. 51-178878-8
38 Tamar St.
Omer 84965
(hereinafter: the “Lessee”)

Of the Second Part;

Whereas:               The Lessor has rights in the Premises as defined below, under which it is entitled to lease the Premises to the Lessee;  and

Whereas:               The Lessee wishes to lease the Premises from the Lessor and the Lessor agrees to such subject to the provisions of this contract;

Therefore, it is declared, stipulated and agreed between the Parties as follows:

1.             The Preamble above forms an integral part of this contract.

2.             Interpretation

2.1           The following expressions shall have the meanings set out alongside them, as follows:

The “Park”            that area of land at Nes Ziona known as Kiryat Weizmann – Science Park

The “Building” – the building in the Park on which the Premises are included, as set out in the Schedule, and as market with a red border in Annex B.

The “Premises” – part of the Building, including all of the fixtures thereon, marked in green on Annex C, and as set out in the Schedule, as may be increased or decreased with the consent of the Parties.

The “Institute” – the Weizmann Institute of Science.

The “Schedule” – the schedule to this Contract.

2.2           It is agreed between the Parties that any amendment to this Contract made by the Parties with respect to the description of the Premises, the term of the Lease, the Rental and the method of payment thereof, or any other matter may only be done and shall only be valid if done in writing and signed by all of the Parties to this Contract.

2.3           Headings of clauses in this Contract shall not constitute part of the Contract and shall not be taken into account in the interpretation hereof.

2.4           The annexes to this Contract form an integral part of it.

2.5           This Contract is exhaustive of all of the agreements between the Parties and no negotiations which preceded the execution of it or which took place contemporaneous with it or any declarations, representations, undertakings or agreements which preceded or which were a condition of execution of this Contract shall be taken into account, and all such are hereby null and void. Oral declarations and notices by the directors, officers or employees of the Lessor shall not bind the Lessor and the Lessor shall only be bound by this document when lawfully signed by its authorized signatories.

2.6           Should the Lessee comprise a number of individuals, they shall be bound jointly and severally by all of its undertakings under this Contract, and under any documents and deeds signed by it and drafted at its instruction.

3.             Delivery

(Delete whichever is inapplicable)

3.1           [Deleted]

3.2           Delivery

(Delete whichever is inapplicable)

The Premises shall be made available to the Lessee on the date set out in the Schedule as being the commencement of the Lease Term (hereinafter: the “Date of Delivery”), all of the systems in it being in good order.

For the avoidance of doubt, it is hereby declared and agreed that failure by the Lessee to be present on the Date of Delivery for the purpose of receipt of possession of the Premises shall not harm any of the Lessee’s undertakings under this Contract.

3.3           [Deleted]

3.3.1        [Deleted]

3.3.2        [Deleted]

3.3.3        “Date of Delivery” shall mean the date on which the Lessor is ready to deliver the Premises to the Lessee in accordance with the provisions above and in accordance with notice as follows even if such readiness is subject to a reservation, whether in the notice or thereafter, that the Lessee fulfill undertakings that it is required to fulfill as at such date as a precondition to delivery, whether delivery actually takes place or otherwise.

Notice in writing from the Lessor to the Lessee to the effect that the Lessor is prepared to deliver the Premises to the Lessee as aforesaid shall be deemed to be an integral part of this Contract and the Date of Delivery set out in the notice shall be deemed for the purposes of this Contract to be the commencement of the Term of the Lease.

3.4           The Premises shall be delivered to the Lessee on the date set out in the Schedule (hereinafter: the “Date of Delivery”) and the Term of the Lease shall commence on such date, whether the Lessee is present to receive the Premises on the Date of Delivery or otherwise.

3.5           On the Date of Delivery, the Lessor and the Lessee shall draft a protocol in writing, to be signed by the Parties, setting out the state of the Premises and any defects or deficiencies in them, if any (hereinafter: the “Protocol of Delivery”). The Lessee shall be estopped from making any claim against the Lessor regarding any defect and/or deficiency and/or incompatibility not noted in the Protocol of Delivery.

4.             Lease and Term of Lease

4.1           The Lessor hereby leases the Premises to the Lessee and the Lessee hereby leases the Premises from the Lessor for the period set out in the Schedule (hereinafter: the “Term of the Lease”), as of the Date of Delivery. The Lessee shall have an option to extend the Term of the Lease in the event so prescribed in the Schedule.

4.2           The Lessee shall not be entitled to bring the Lease to an end prior to the end of the Lease Term. No termination of use of the Premises and/or vacation of the Premises by the Lessee prior to the end of the Term of the Lease shall release the Lessee from its undertakings under this Contract, including, but without derogation from the generality of the aforesaid, the Lessee’s undertaking to pay the Rental to the Lessor.

4.3           The Lease under this Contract is a net lease, and the Lessee shall bear all of the payments for the Premises for the Term of the Lease, whether such apply to owners or persons in possession, whether imposed at the time of execution of this Contract or in the future.

4.4           The provisions of this clause constitute a fundamental condition of this Contract and breach of them shall constitute a fundamental breach of this Contract.

5.             Knowledge of Premises

(Built-up Premises)

The Lessee declares that it has inspected the Park, the Building and the Premises, has seen and inspected them and their surrounds, knows and is aware of all of the plans and details relating thereto, which might affect its entry into this Contract, and has found all of the above to be appropriate for all of its purposes, and subject to delivery of the Premises into its possession in accordance with the provisions of this Contract, and it hereby waives any claim of incompatibility and any other claim regarding the Park, the Building, the Premises, the ability to use them and his entry into this Contract.

For the avoidance of doubt, the Lessee hereby declares that it is taking possession of the Premises as is, without any alteration and/or change whatsoever, and it confirms that the Premises in their present condition are indeed suitable to it in all aspects, and that it shall not require or be entitled to require that the Lessor perform any alteration and/or change to the Premises.

[Deleted]

6.             Delivery of the Premises

The Lessee undertakes not to use the Premises for any purpose whatsoever, in any manner whatsoever, other than for the purpose of the Lease as set out in the Schedule. The provisions of this clause constitute a fundamental condition of this Contract, and breach thereof constitutes a fundamental breach of this Contract.

7.             Rental

7.1           The Lessee undertakes to pay the Lessor the Rental in the following installments, on the following dates and in the following manner:

7.1.1        The base rental during the Term of the Lease is linked to the Index and shall be paid by the Lessee to the Lessor in advance, on the dates set out in the Schedule.

7.1.2        Payments of the base rental shall be linked to the Index in accordance with the following provisions:

“Index” – The index known as the consumer price index (including fruit and vegetables) published by the Central Bureau of

Statistics and General Research, and any such index even if published by a different official institute or body, and any official index which might stand in lieu of such, whether constructed on the same data or not.

If another index stands in lieu of such and the bureau, body or institute as aforesaid has not set out the relationship between it and the index that it replaces [such ratio shall be prescribed] by the chairman of the board of directors of Bank Leumi Le-Israel Ltd. or the person in fact acting as such at any time, at the Lessor’s demand.

“Base Index” – as set out in the Schedule

“New Index” – shall mean, for any payment of Rental, the Index known on the date prescribed for the making of such payment or the date of actual payment, whichever is the higher.

If, on the date of actual payment of any of the payments of the base rental, the New Index is higher than the Base Index, then the payment shall increase by the appropriate rate of increase of the New Index over the Base Index. If on the date of actual payment of any of the payments of the rental, the New Index is equal or less than the Base Index, the payment shall remain unchanged.

7.2           In order to facilitate the collection of rental payments and the linkage differentials thereupon, and any other sum owing to the Lessor from the Lessee, the Lessee undertakes to provide the Lessor, on such date as may be prescribed by the Lessor and in any event within 7 days of the date of execution of this Contract or 7 days before the Date of Delivery, whichever is the earlier, permission to debit its account in the form acceptable at Bank Leumi Le-Israel Ltd. It is hereby declared, for the avoidance of doubt, that receipt of such permission and any use thereof made by the Lessor shall not be deemed to be payment unless all of the payments are indeed made in full and on time.

7.3           Where any two consecutive payments of rental and/or any other sum owing to the Lesssor by the Lessee are not paid on time in respect of the above amounts, within 7 days of the giving of notice in writing of such by the Lessor to the Lessee, then all of the rest of the payments of rental shall become immediately payable and the Lessee shall be required to pay the entire rental for the entire Term of the Lease not yet paid as at such date, within two business days of the Lessor’s first demand, without derogating from the Lessor’s right to view non-payment on time as breach of the Contract and of its rights deriving therefrom. It is hereby declared, for the avoidance of doubt, that collection of the rental in such a case shall not be deemed to be a waiver of or consent by the Lessor to breach of the Contract by the Lessee.

7.4           Notwithstanding the aforesaid, the rental shall be increased at the beginning of each year, as of the second year of the Term of the Lease, by the rate set out in the Schedule, and the provisions of clause 7.1 above shall apply to such increased rental sums mutatis mutandis.

7.5           For the avoidance of doubt, the obligation to pay rental and other payments owing to the Lessor from the Lessee shall pertain to the Lessee absolutely, and failure to submit a rental account by the Lessor shall not derogate from or cause harm to the Lessee’s duty.

7.6           The Lessor shall accredit any sum received from the Lessee at its absolute discretion on account of sums that the Lessee owes the Lessor at such time.

7.7           The provisions of this clause constitute a fundamental condition of the Contract and breach of them or of any part of them shall constitute a fundamental breach of the Contract.

8.             Taxes, Commissions and Other Payments

8.1           In addition to the rental and without derogating from the generality of the aforesaid in section 4.3 above, the Lessee undertakes to make the following payments during the Term of the Lease (hereinafter: the “Lessee’s Payments”).

8.1.1        All taxes, commissions, rates, levies, mandatory payments and expenses (hereinafter jointly: “taxes”) whether municipal or governmental, paid at present and/or to be paid in the future, whether currently existing or to be imposed in the future, for the Premises and the business being conducted thereupon, whether such taxes apply by law to owners, lessees or persons in possession of property, or whether they apply to owners.

The taxes applicable to a lessee or person in possession shall be paid by the Lessee directly to the competent authorities, and the taxes owed by owners shall be paid by the Lessee to the Lessor on the date of presentation of a document demanding payment of such taxes to the competent authority.

8.1.2        The commissions and payments for a water meter and an electricity meter.

8.1.3        Value added tax on the rental and any other payment owed by the Lessee under this Contract, which shall be paid together with any other payment in respect of which it is owed.

8.1.4        Stamp duty owing on this Contract, the documents and other deeds under or on account of this.

8.1.5        All fees and payments made for the consumption of water and electricity on the Premises, and applying to use of telephone if installed during the Term of the Lease.

8.1.6        Any expense that may be incurred as a result of unreasonable and/or extraordinary use of the Premises and their environs, including, but without derogating from the generality of the aforesaid, expenses for the removal of waste caused by the Lessee, repair of the sewage system, etc.

8.1.7        Expenses regarding insurance to be taken out by the Lessor to cover the Premises (separately or as part of the insurance covering the

Building), against all such risks as the Lessor may see fit, and at such insurance sum and other conditions that the Lessor may prescribe from time to time.

In the event that any of the above payments stem from obligations imposed on the Building in full, the Lessee shall pay a proportionate share of such payments owing on the Building, in accordance with the ratio of the area of the Premises to the area of the Building, gross.

8.1.8        Other obligations under any law and/or if set out in the Schedule.

8.2           In the even that the Lessee does not make any of the Lessee’s Payments immediately in accordance with the demand of the competent authority or of the Lessor, then without derogating from such duty, the Lessor shall be entitled, after giving prior notice to the Lessee of two business days in advance, to pay such accounts in lieu of the Lessee, and the Lessee shall be required to refund all moneys paid by the Lessor to cover any of the Lessee’s Payments as aforesaid, within 7 days of the Lessor’s first demand.

8.3           The provisions of this section constitute a fundamental condition of this Contract and breach of such or of any part thereof shall constitute a fundamental breach of this Contract.

9.             Non-Application of Tenants Protection Law

The Lessee declares and agrees that the construction of the Premises was completed after August 20, 1968, and that the provisions of the Tenants Protection Law (Consolidated Version), 5732-1972 or any other law that might replace it shall not apply to the Premises or to the Lease. The Lessee also declares that apart from the rental set out in the Schedule and its undertakings to pay the Lessee’s Payments as set out in clause 8 above, it has not paid and is not paying any sum whatsoever to the Lessor for the lease and use of the Premises either as key money or in any other manner whatsoever, and that it shall not be entitled to key payment or any payment whatsoever upon vacation by it of the Premises.

10.           Repairs, Maintenance and Service

10.1         10.1.1      The Lessor undertakes to provide cleaning and maintenance services for the common property in the Building to such extent and at such quality as it may prescribe, provided that the common property shall be maintained in a good and reasonable condition. In consideration for such services, the Lessor shall be entitled to collect a service fee from the tenants of the Building including the Lessee, which shall be equal to the sum of all of the expenses and outgoings that the Lessor shall incur in providing the services as set out in the Schedule, plus 15% (hereinafter – the “Building Service Fee”).

The Service Fee which the Lessee shall be required to pay the Lessor, shall be the same proportion of the Building Service Fee as the gross area of the Premises is to the total gross area held by tenants of the Premises [sic], except for the Lessor, so long as it does not make real use of the area possessed by it, or such other ratio as may be prescribed by the Lessor taking into account the purpose of the Lease.

10.1.2      Supplementary Maintenance Fee for Buildings with Central Cooling System

In any building in which there is a central air conditioning system that relies on a central cooling tower, the Lessee shall, in addition to the maintenance fee set out above, pay a sum out of the cost of operation, maintenance and service of the central cooling system of the Building, equal to the proportionate part of the Premises out of the entire area of the Building.

10.2         Apart from the aforesaid in this clause, the Lessor shall not be under any obligation or liability for repairs and/or maintenance and/or inspection and/or services whatsoever (hereinafter: the “Services”) on the Premises and/or the Building, and the Lessor shall also be under no obligation or liability whether under this Contract or under any law, for any damage and/or fault and/or defect of any kind or type whatsoever in the Premises or any equipment on the Premises, including airconditioning equipment, but with the exception of the manufacturer’s warranty period, whether such flow from faulty work, faulty materials, inappropriate materials, or incompatibility with specifications, or otherwise, whether patent or discoverable, and whether at the beginning of the Term of the Lease or thereafter, all whether caused by work on the Premises planned or done by the Lessor, or planned and/or initiated and/or at the request of the Lessee.

10.3         In the event that the Lessor decides, at its discretion and/or is required by the Institute and/or by any competent, municipal, government or other authority whatsoever, to perform maintenance and inspection works of any kind or type whatsoever in any public areas and/or in any private open areas within the bounds of the Park and/or in any Buildings and/or installations intended to serve or be used by residents of the Park, or any part thereof, the Lessee shall be required to pay the Lessor the Service Fee as set out below.

The Service Fee that is to be paid by all of the persons in possession of Buildings at the Park shall be equal to the sum of all of the expenses and outgoings which the Lessor shall bear in providing the aforesaid maintenance services, plus 15% (hereinafter: the “Total Service Fee”). The Service Fee which the Lessee shall be required to pay the Lessor shall be proportionate to the Total Rental as the gross area of the Premises is proportionate to the total gross built-up area of all of the Buildings (including all of the floors) at the Park, held in fact by tenants or owners, apart from the Lessor, so long as it does not make actual use of the areas in its possession.

Notwithstanding the aforesaid, the Lessor shall be entitled to charge the Lessee to pay additional or larger service fees than those that it is required to pay under the above calculations in the event that the services required as a result of use of the Premises by the Lessee require greater than usual work or expense than in the case of other tenants of the Park, or whether the services provided to the Premises enable greater use of the Premises than that available to other tenants of the Park. The aforesaid shall apply mutatis mutandis in the event that the Lessor decides to provide maintenance and inspection services to the Building.

The aforesaid shall not impose any obligation upon the Lessor to perform any services within the grounds of the Park or with respect thereto.

10.4         In the event that the Lessor is required or decides to effect maintenance and/or inspection services as set out in clause 10.3 above, the Lessor shall be entitled to do such via such other body that it may prescribe, and shall be entitled to require that the Lessee, at any time, enters into a service contract with such body in the form prescribed by it, provided that the maintenance and/or inspection fee that the Lessee is required to pay shall be set in accordance with the principles set out in clause 10.3 above.

10.5         It is hereby agreed that the cost of any repair done by the Lessor as part of the services to be given by it under this clause which is covered by insurance that the Lessee has participated in paying for shall not be included in the expenses for the purpose of calculating the Service Fee.

11.           Use of the Premises

11.1         The Lessee shall be responsible for obtaining all of the licenses required to run its business on the Premises from the competent authorities, within the context of the purpose of the Lease, and it undertakes to run such only in accordance with the aforesaid licenses and the requirements of the law and any competent authority.

The Lessee declares that it has checked and knows that it is possible to obtain all of the licenses as set out in this clause, and that the Lessor shall not be under any liability in the event that the Lessee does not succeed in obtaining such.

11.2         The Lessee shall not keep any materials, tools, equipment, produce, inventory or any other chattels whatsoever (hereinafter termed generally – the “chattels”) outside of the Premises without the Lessor’s consent. In the event that any chattels are found outside of the Premises without the Lessor’s consent having been given to such, the Lessor shall be entitled to remove them from such place at the Lessee’s expense, and it shall not be responsible for the integrity of such chattels.

11.3         The Lessee shall fulfill all of the laws, regulations and by-laws applying to the Premises, the use thereof and the business, the work and operations done therein.

11.4         The Premises or any part of them must not be used in such a way that might result in the causing of noises, odors, shocks, pollution, smoke, dust or any other nuisances outside the realm of what is reasonable, taking into account the nature of the Park in general and the nature of the immediate surrounds of the Premises in particular.

11.5         The Lessee shall not throw waste of a quality or quantity that might harm the sewage system into such system, or that might harm the proper operation thereof, or that might endanger ordinary use of water sources, rivers, lakes, the sea or any other source.

For the purposes of this paragraph – the “sewage system” - central sewage or absorbent pits and channel and drainage systems and water purification plants, if and to the extent in existence.

The Lessee shall be required to ensure that the waste water does not contain solid substances that might damage pipes or channels, or that might harm sewage piping, control boxes, measuring equipment, purification plant, or that might block such.

11.6         The Lessee undertakes not to hang, install or paint and signs, symbols or other advertisements on any part of the Building in which the Premises are situated without the consent of the Lessor in advance. The Lessee shall have the right to receive signage at the entrance to the Park, on the Building and on the floor where the Premises are situated, at its expense.

11.7         Places outside of the Premises may only be used in the manner and way prescribed by the Lessor from time to time.

11.8         The Lessee undertakes not to use the Premises or any materials or instruments on them, nor to do any acts on the Premises which involve risks that deviate from the insured risks as set out in section 8.1.7 above, unless the Lessor’s consent to such is given in writing and in advance. Where such consent is given, the Lessee undertakes to maintain such insurance to the satisfaction of the Lessor, against any damage to person or property which might be caused as a result of such risks, without derogating from the Lessor’s right to take out the additional insurance as above itself, and from the Lessee’s obligation to refund any sum expended by the Lessor with respect thereto immediately upon its first demand.

11.9         The Lessee shall use the Premises and their surrounds so as not to cause any disturbance to the other tenants of the Building, to their welfare or enjoyment of their premises, and maintaining the common property and facilities in the Building and keeping those clean.

11.10       Without derogating from the provisions of this clause above, the Lessee undertakes that no use will be made of the property which might cause noise and/or nuisance and/or pollution and/or any auxiliary result which contravenes the provisions of any law, and without derogating from the generality of the aforesaid, use shall not be made of the Premises which involves and/or creates, directly and/or indirectly, any chemical compounds and/or smoke and/or gases and/or bad odors and/or other active substances which might and/or are likely to cause harm to the environment in any manner whatsoever.

11.11       The provisions of this clause constitute a fundamental condition of the Contract and breach thereof or of any part thereof shall constitute a fundamental breach of the Contract.

12.           No alterations

12.1         The Lessee undertakes not to effect or perform any alterations, repairs, improvements, additions or any building works whatsoever of any significance whatsoever, to the Premises (all such to be known hereinafter as the “Works”), without receiving the Lessor’s prior written consent to such.

It is particularly emphasized hereby that no bars or airconditioning units shall be installed without the prior written consent of the Lessor, and in the manner that the Lessor shall prescribe.

Should Works be done without the Lessor’s consent, then without derogating from its right to view such as a breach of the Contract, the Lessor shall be entitled:

12.1.1      To require that the Lessee demolish and/or dismantle and/or remove the Works from the Premises and in such a case, the Lessee shall be required to make such repairs to the Premises as may be required as a result, in order to return the Premises to their state prior to the performance of the Works, and to complete all of the above within 14 days of the Lessor’s demand. In the event that the Lessee does not do so, the Lessor shall be entitled to do so at the Lessee’s expense; or

12.1.2      To keep the Works as its own property and the Lessee agrees that such works shall be the Lessee’s exclusive property without the Lessee being owed anything in return for such.

12.2         Where Works are done with the Lessor’s consent, then upon vacation of the Premises by the Lessee, the Lessee shall have the following choice:

12.2.1      To demolish and/or dismantle and/or remove the Works from the Premises in which case the Lessee shall be required to effect such alterations to the Premises as may be required as a result of such, in order to restore such part of the Premises where the Works were performed, to their prior state before performance of the Works, and to conclude all such no later than the end of the Term of the Lease under this Contract. Should the Lessee not do so, the Lessor shall be entitled to do so at the Lessee’s expense;  or

12.2.2      To keep the Works on the Premises in which case, they shall become the Lessor’s property without the Lessee being owned anything in return for such.

12.3         The provisions of this section constitute a fundamental condition of the Contract and breach thereof or of any part thereof shall constitute a fundamental breach of the Contract.

13.           Furniture and equipment

The Lessee shall be entitled to furnish the Premises and to install equipment thereupon provided that the installation of furniture and equipment shall not harm the Premises. The equipment which the Lessee shall be entitled to install and operate on the Premises shall be subject to clause 12 above.

14.           Preservation of Premises

14.1         The Lessee undertakes to use the Premises in a careful and reasonable manner, to keep the surrounds of the Premises clean, and to prevent any damage or fault to the Premises, including all of the facilities used in the Premises themselves or jointly with other premises.

14.2         The Lessee shall be required to remedy any damage and/or fault caused to the Premises and the facilities as set out in clause 14.1 above immediately, and to replace any accessory installed on the Premises which may have been lost or broken with another similar accessory immediately.

14.3         Should the Lessee not effect any repair that it is required to make as aforesaid, or not replace any unit that it is required to replace as aforesaid, the Lessor shall be entitled but not required to do so at the Lessee’s expense, and in any event, the Lessee shall be required to compensate the Lessor in full for any damage, fault, loss or defacement as aforesaid.

14.4         The provisions of this section constitute a fundamental condition of this Contract and breach of them or of any part of them shall constitute a fundamental breach of the Contract.

15.           Liability to Third Party

15.1         The Lessee shall be liable to the Lessor and to any third party for all damage of any kind or type whatsoever, which may be caused to any person or property, including, but without derogating from the generality of the aforesaid, visitors on the Premises, the employees of the Lessee and any other person who may be on the Premises, stemming from the condition of the Premises and/or the equipment installed on them and/or the work, business or act or omission which may occur on the Premises and/or the conduct of the Lessee and/or its employees and/or invitees and/or suppliers and/or service providers who are on the Premises or in their surrounds, in the Lessee’s service and/or with the Lessee’s permission and/or by any other person or entity, whether on the Premises with permission or otherwise, whether randomly or otherwise.

15.2         Without derogating from the provisions of clause 15.1 above, the Lessee undertakes to take all steps to cancel any demand and/or suit that may be filed against the Lessor for any damage as set out in clause 15.1 above, and to indemnify the Lessor for the sum of all moneys that the Lessor may be required to pay by virtue of such demand and/or suit as aforesaid, and for all of the other results thereof, immediately upon the Lessor’s first demand for such.

15.3         The provisions of this clause constitute a fundamental condition of the Contract and breach thereof or of any part thereof shall constitute a fundamental breach of the Contract.

16.           Insurance

16.1         Without derogating from the Lessee’s undertakings under section 15 above, the Lessee undertakes to take out, at its expense, and keep throughout the entire Term of the Lease, third party insurance, including coverage of its employees, against any bodily injury or damage to property, flowing in any way from the Premises or relating to the Premises and anything done thereupon, in the sum appropriate for the risk.

The Lessee shall ensure that the insurance policy is kept in full force throughout the entire Term of the Lease, and shall pay all premiums in full and on time. Should the Lessee not take out the insurance contract under the provisions of this clause, or not pay the premiums, or part thereof, then without derogating from the Lessee’s liability, the Lessor shall be entitled to do so at the Lessee’s expense, and the Lessee shall be required to refund the Lessor any expenses incurred with respect to such, immediately upon its first demand.

For the avoidance of doubt, it is expressly declared that the aforesaid shall not require that the Lessor arrange any insurance whatsoever, and the Lessee hereby releases the Lessor in advance from any liability, and in the event that the Lessor does not arrange the insurance policies or any of them, in general, or in the event that the Lessor does not arrange them on time, or in the correct manner, or in the event that the insurance company does not pay for the damage or the loss, due to a defect in the form of the insurance or due to a failure of demand, or for some other reason.

16.2         The following provisions shall apply to the above insurance:

16.2.1      At the Lessor’s demand from time to time, the Lessee shall increase the sum of the insurance so as to comply with the size of the risk at such time, as prescribed by the Lessor.

16.2.2      The insurance shall be taken out at an insurance company or companies with of appropriate standing as prescribed by the Lessor and the Lessee.

16.2.3      Any amendment to the conditions of the policy and any warning, demand, suit, claim, settlement, negotiations, or any other action shall require the consent of the Lessor and the Lessee.

16.2.4      The policy shall be in the joint names of the Lessor and the Lessee insured under the policy. The policy shall include a provision that despite any contrary provision in the policy, for the purposes of insurance thereunder, the world “insured” shall be deemed to apply to any of the entities included in the insured, as if the policy were taken out separately for each of them, and that the insurer waives any right of subrogation against any and all of the insured parties. A third party insurance policy shall also include a cross-liability clause.

16.2.5      The Lessee must deposit a copy of the policy and all of the appendixes thereto and/or certificates with similar consequences from the insurers with the Lessor and any amendment, addition and/or new policies as may be in existence from time to time, within 30 days of the date of their coming into being, and shall deposit with the Lessor the receipts for payment of the premiums from time to time.

16.2.6      Should the Lessor decide to file a claim under the policy, the Lessee undertakes, at the Lessor’s demand, to cooperate with it in any way that the Lessor may instruct.

16.3         The provisions of this clause constitute a fundamental condition of the Contract and breach thereof or of any part thereof shall constitute a fundamental breach of the Contract.

17.           Lessor’s Access to the Premises

17.1         The right of the Lessor or the Institute or persons acting on their behalf to build additional levels and/or do other construction work in or around the Building and/or pass pipes, channels and other conduits for water, sewage, wiring, gas, electricity, telephone or for any other purpose through (or over) the Premises, and to do any other work or installation on the Premises, for the purpose of use of the property near the Premises or for any other similar purpose, provided that the use of such powers as aforesaid is in such a manner as reasonably reduces the possibility of discomfort and interference caused as a result, and on condition that the Lessor or the Institute do such or cause persons acting on their behalf or working for them to make all necessary repairs to those parts of the Premises as may be damaged as a result of the doing of such works, in order to restore them to their previous condition.

17.2         The Lessor or persons acting on its behalf shall have the right, upon coordination with the Lessee:

17.2.1      To enter the Premises at any acceptable time in order to check whether the conditions of this Contract are being performed.

17.2.2      To enter the Premises at any acceptable time and to make such repairs as may be required to be made to the Premises for the purpose of the Building or any part thereof.

17.2.3      In the last six months of the Lease, to enter the Premises during ordinary working hours, with visitors.

17.2.4      To instruct the Lessee to permit the performance on the Premises of any repairs that it may be necessary to make within the Premises, whether such relate to the Premises or to other parts of the Building.

17.3         The Lessee undertakes not to prevent the Lessor from accessing the Premises as set out in clauses 17.1 and 17.2 above, and to enable it or the Institute to perform such works as set out in the above clauses.

18.           Non Transfer of Rights

18.1         The Lessee undertakes not to transfer the lease of the Premises or any part thereof to any other person, not to deliver, transfer, or lease the Premises or any part thereof to any other person, not to permit any other person to use the Premises or any part thereof, not to share in possession and/or use and/or enjoyment of the Premises or any part thereof or the business being run on the Premises with any other person, and not to grant any other person any easement or right whatsoever in the Premises or any part thereof, whether for valuable consideration or otherwise, and not to transfer, charge or mortgage its rights under this Contract.

18.2         For the purpose of clause 18.1 above, in the event that the Lessee is a corporation, then any action of any kind or type whatsoever which might cause a change in the control of the Lessee shall be deemed to be transfer which requires the Company’s consent.

18.3         The provisions of this clause constitute a fundamental condition of this Contract and breach thereof or of any part thereof shall constitute a fundamental breach of the Contract.

19.           Vacation

19.1         The Lessee undertakes that no later than the date of termination of the Term of the Lease and/or if the Lease is rescinded by the Lessor as a result of breach of it by the Lessee as set out in clause 23.1 below, it shall vacate the Premises and deliver them to the Lessor. The Lessee undertakes that on the date of vacation of the Premises and return of them to the Lessor, the Premises shall be vacant and free of any person or object, the Premises being in good condition, fit and orderly, as it received them, subject to the provisions of clauses 3.2 and 12 above, and subject to wear and tear flowing from reasonable and cautious use by the Lessee of the Premises, in accordance with the provisions of this Contract. For the avoidance of doubt, it is hereby agreed that the Premises shall be returned to the Lessor newly painted or whitewashed by the Lessee and at its expense, using paint or whitewash of such color, substance and quality as it received the Premises from the Lessor.

19.2         Should the Lessee not perform any of its undertakings as set out in clause 19.1 above, then without derogating from the right of the Lessor to exercise its rights in such manner as it may see fit and without derogating from any other right that may be available to the Lessor under any law and/or contract under the circumstances of the case, the Lessee shall be required to pay the Company, so long as it has not performed the above undertakings, an appropriate usage fee in the sum set out in the Schedule, plus VAT, for each day, by way of liquidated damages.

Likewise, the Lessee shall be required to pay the Service Fee for the Building and the total Service Fee, plus VAT, for the period of delay in vacating, and it is hereby agreed that with respect to payment of the Service Fee as aforesaid, delay of any part of a month in vacating shall be deemed to be delay of one whole month.

The appropriate Service Fee shall be linked to the Index, and the provisions of clause 7.1 above shall apply mutatis mutandis.

The date of payment of the liquidated damages with respect to each day of delay in vacating shall be the beginning of each such day of delay.

It is expressly agreed and declared between the Parties that the sum of liquidated damages has been set after a careful and considered assessment with reasonable relation to the damages that might be foreseen at the time of entry into this Contract, which may be incurred by the Lessor as a result of non-vacation of the Premises by the Lessee at such time. The Lessee shall not make any claim that the aforesaid sum amounts to a fine, and the Lessee shall be estopped from making such a claim.

19.3         It is hereby expressly agreed and declared between the Parties that the provisions of clause 19.2 above shall not release the Lessor from its undertakings under clause 19.1 above and/or grant the Lessee any right whatsoever of any kind or type whatsoever, including, but without derogating from the generality of the aforesaid, any lease right anchored in any law and/or amount to consent by the Lessor to extension of the Term of the Lease of the Premises by the Lessee and/or amount to any waiver whatsoever by the Lessor to the Lessee and/or derogate or detract from its rights and/or harm the Lessor’s right to receive any other remedy or relief under this Contract and under any law, including eviction of the Lessee from the Premises and other compensation for any damage that might be caused to the Lessor due to failure by the Lessee to vacate the Premises on time.

19.4         In the event that during vacation of the Premises and return of the Premises to the Lessor the Premises are not in the condition set out in clause 19.1 above, then the Lessee shall be required to repay the Lessor, immediately upon its first demand, any expense that the Lessor may incur in order to bring the Premises to the condition in which the Lessee was required to restore the Premises to the Lessor and any expenses incurred in respect thereof, and to compensate it for any damage, loss or prevention of profits flowing from the condition of the Premises and/or the need to bring them into a good and proper state, and from performance of the works required for doing so.

19.5         Vacation of the Premises and return of them to the Lessor shall be in the presence of the Lessor and the Lessee who shall draft a protocol of vacation reflecting the condition of the Premises. In the event that vacation is not in the presence of the Lessee, due to the Lessee’s fault, then the protocol shall be drafted by the Lessor alone, and the contents of it shall bind the Lessee.

19.6         In addition to any right that the Lessor may have under any law and this Contract, in the event that the Lessee does not vacate the Premises on time, the Lessor or a person appointed by it shall be authorized and entitled, and the Lessee hereby gives its consent and permission to such, to enter the Premises by breaking and changing the locks, and by use of reasonable force, to take exclusive possession thereof, and to eject the Lessee’s objects from it and put them in storage at the Lessee’s expense and liability wherever it may see fit, and the Lessee shall be required to refund the Lessor any expenses that the Lessor may incur in respect thereof. The Lessor shall not be liable for any damage of any kind whatsoever which may be caused to the Lessee and/or its property, if caused, when doing the aforesaid acts by the Lessor and the Lessee shall not have, and hereby waives, any right or claim against the Lessor for doing any of the above acts.

19.7         The provisions of this clause constitute a fundamental clause of the Contract and the breach thereof or of any part thereof shall constitute a fundamental breach of the Contract.

20.           Securities

20.1         20.1.1      In assurance of the fulfillment of the Lessee’s undertakings under this Contract, the Lessee shall, within 48 hours of the date of execution of this Contract, provide the Lessor with a bank guarantee in the form acceptable by the Lessor, in the sum equal to the rental for 9 months of the Lease plus VAT, and a maintenance fee of 9 months of the Lease in accordance with the last known rate prior to the giving of the guarantee as aforesaid, plus VAT. The sum of the guarantee shall be linked to the Index and the provisions of clause 7.1 above shall apply to the linkage of the sum of the guarantee, mutatis mutandis.

20.1.2      Where the rental and/or maintenance fee and/or VAT rates are updated and/or amended, the Lessee shall, within 14 days, give the Lessor a substitute or additional bank guarantee which shall ensure payment of the rental for the period of nine months in accordance with the new payment rates.

20.1.3      The Lessee undertakes to renew the guarantee or guarantees from time to time, no more than seven days after the date on which such are going to expire. Should the Lessee not do so, the Company shall be entitled to exercise such, without releasing the Lessee from its undertaking to issue a new guarantee or guarantees to the Company and without releasing the Lessee from any of its undertakings under this Contract. Should the sum exercised under the guarantee be greater than the sum owing to the Lessor from the Lessee at such time, the balance shall be deposited with the Lessor in a deposit under such conditions as the Company may prescribe at such time. The Lessee shall not be entitled to any compensation and/or other payment for direct or indirect damage or any other payment whatsoever for exercise of the guarantee or guarantees by the Lessor under this section.

20.2         In the event that any money is owing from the Lessee to the Lessor, if owing, under the provisions of this Contract and/or for breach hereof, the Lessor shall be entitled to exercise the bank guarantee deposited with it in the total sum equal to the amounts owing to the Lessor from the Lessee in the event so owing.

20.3         It is agreed and declared between the Parties that the delivery of the bank guarantee by the Lessee to the Lessor and/or presentation of it for payment by the Lessee shall not derogate from the Lessor’s right to collect the damages caused to it as a result of breach of any of the Lessee’s undertakings under this Contract from the Lessee in any way possible, and shall not release the Lessee from any of its undertakings under this Contract and/or grant the Lessee any right whatsoever that may be protected by law and/or restrict the Lessor in exercising the aforesaid rights and/or restrict the sum of compensation and/or damages that the Lessor shall be entitled to receive from the Lessee due to breach of any of its undertakings under this Contract.

20.4         The Lessor shall be entitled to make use of the bank guarantee and/or guarantees under clause 20.2 above at its absolute discretion and such use of the guarantees or any of them shall not harm any of the Lessor’s rights under any contract and/or law.

20.5         Where the Lessor is not owed any sum from the Lessee under this Contract, the Lessor shall be required, at the end of 90 days after the date of return of the Premises to the Lessor by the Lessee, to return the bank guarantee to the Lessee subject to presentation of all of the receipts and consents of performance of the various payments by the Lessee.

20.6         The provisions of this clause constitute a fundamental condition of the Contract and the breach thereof shall constitute a fundamental breach of the Contract.

21.           Indemnification of Lessor

In the event that the Lessee does not perform any of its undertakings under this Contract, the Lessor shall be entitled (but not required), in addition to and without derogating from its rights and powers under this Contract and under the law, to pay for, do and perform whatever the Lessee ought to have done, and the Lessee shall be required to refund and pay the Lessor, immediately upon its demand, any sum and any expense that the Lessor shall incur with respect to the above.

22.           Interest

Without derogating from any of the Lessor’s rights under the provisions of this Contract or under any law, in the even that the Lessee delays on any payment which it is required to make to the Lessor under this Contract, the Lessee shall be required to pay the Lessor interest on the sum in delay plus VAT at law. The rate of the interest shall be the maximum rate permitted by law at such time, and if there is no legal limitation on the rate of interest – then interest at the maximum rate that Bank Leumi Le-Israel Ltd. collects at such time for unauthorized overdrafts on current accounts and the certificate of the manager of the central branch of that bank shall be binding in that regard;  or interest in the sum of 5% per month (not linked) or linkage differentials from the increase of the CPI from the date on which the Lessee was to make the payment to the Lessor, until the date of actual payment, plus interest at a rate of 48% per year, whichever is the highest.

23.           Breach

23.1         Should either party breach or fail to perform any of its undertakings under this Contract, it shall be required to compensate the performing party for any damage and loss incurred to the performing party as a result, without derogating from the right of the performing party to any remedy or other and/or additional relief including specific performance or an eviction order.

23.2

Should the Lessee commit a fundamental breach as defined in this Contract and/or as defined in any law, and/or should the Lessee commit a non-fundamental breach and not remedy such breach despite 15 days having passed since receipt of a warning from the Lessor, the Lessor shall be entitled to give notice to the Lessee that the Lease under this Contract is null and void, and the Lessee shall be required to vacate the Premises as set out in clause 19 above, within 10 days of the date of the notice as aforesaid, without harming the Lessor’s rights under this Contract, including but without derogating from the generality of the aforesaid, the right to receive all of the rental and other sums to which it would have been entitled had the lease remained in force, and without derogating from its right to receive any relief or other remedy including compensation for any damage that might be caused to the Lessor as a result of the breach or non-performance as aforesaid.

It is agreed between the Parties that the above 10 year period has been prescribed by them as a reasonable time fro the purposes of the Contracts (Remedies for Breach of Contract) Law, 5731-1970.

24.	Transfer of Rights by the Lessor

The Lessor shall be entitled to lease and/or sell its rights in the Park and/or the Building and/or the Premises to any person and for any purpose (including a purpose similar to the purpose of the Lease) which it may see fit, and to do all construction works on the Building in which the Premises and their surrounds are situated, even if such might constitute a structural change to the Building, without needing any consent from the Lessee, without harming the Lessee’s rights in the Premises under this Contract.

The Lessee declares that it is aware that the Lessor does not undertake that no business identical to or in competition with the business that the Lessee is running on the Premises will be conducted in other units in the Building or anywhere else in the Park.

25.	Miscellaneous

	25.1	25.1.1

No conduct by either of the Parties shall be deemed to be a waiver of any of its rights under this Contract, or under any law, or as a waiver or consent by such Party to any breach or non-performance of a condition of this Contract by the other Party, or as granting delay or an extension to do any act which the other Party is required to do or as any change, cancellation or addition to any condition whatsoever, unless such waiver, consent, delay, change, cancellation or addition are made expressly and in writing.

		25.1.2	It is hereby expressly agreed that performance of all and each of the Lessor’s undertakings under this Contract shall be conditional upon the Lessee’s first performing its undertakings under this Contract, as the case may be, and the Lessor is entitled, without derogating from any other provision of this Contract, to delay performance of any of its undertakings, until the Lessee performs its undertakings.

25.1.3      It is agreed and declared that the provisions of this Lease Contract act as a stipulation on the Leasing and Borrowing Law, 5731-1971, and that the provisions of Chapter A of that Law shall not apply to the Lease under this Contract.

25.2         In the event that the Lesssee is a foreign resident, the Lessee undertakes to perform its undertakings under this Contract in accordance with the Supervision of Currency Law, 5738-1978 and the regulations, orders and permits made thereunder.

25.3         The Lessor’s accounts shall be prima facie evidence of any charge and any accounting contained in them, and any claim by the Lessor of the Lessee the sum and details of which are approved by an accountant shall bind the Lessee and the Lessee agrees that a written reference shall be sufficient for submission of it to court in summary proceedings.

25.4         The Parties agree that the competent Court in the city of Tel Aviv shall have sole and exclusive jurisdiction with respect to this Contract and the contents of it.

25.5         The addresses of the Parties shall be as set out alongside their names at the beginning of this Contract and any notice sent to either Party at the address appearing alongside their name shall be deemed to have been received by it within 72 hours of being sent by registered mail.

Should the Lessee be a number of individuals, notice shall be deemed to have been sent to all of the individuals in the Lessee if sent to one of the individuals of the Lessee to the above address.

In witness whereof, the Parties have hereunto set their hands on the above date:

[ILLEGIBLE]	/s/ Daniel Zurr
The Lessor	The Lessee

List of Annexes

Annex A – the Schedule

Annex B – Location of the Building in the Park

Annex C – Plan of the Premises

Annex A

Schedule to QBA Enterprises Ltd. Contract of December 15, 1995

For clauses 2, 3, 4, 7

No.	The Building multi- purpose building no., 3	Gross area in sqm	Date of delivery and commencement of Term of Lease	Date of termination of Term of Lease	Base Rental per Month	Linked to base insterest
	Level 4 - North wing	393	November 1995	October 31, 1998	12,993	Novemeber 1994 (118.7 points) Base – 1994

For clause 5	1.

The Lessor as, at its expense, adjusted the Premises for the Lessee’s needs in accordance with an architectural plan submitted to the Lessor and approved by the Lessor. The adjustments to include: demolition and construction of plaster partitions, acoustic ceiling, carpet, lighting, PVC, telephone point and electrical socket (x 3) for every 15 sqm gross, lighting, air con via split air conditioners, construction of toilets and kitchenette on Premises.

Work standards - $135 per sqm gross not including airconditioning. Work beyond above standard to be financed by the Lessee. Payment for additional work to be done no later than the date of delivery and as condition of delivery.

2.

The Lessor shall itself and at its expense install signage setting out the Lessee’s name, at the entrance to Kiryat Weizmann, and on the Building in which the Premises are situated (at the entrance and on the floor).

For clause 6	Purpose of the Lease: development, manufacture and marketing of biotechnological products.

For clause 7.1	The base rental, plus maintenance fee and VAT at law, to be paid in the following installments, on the following dates and in the following manner:

1.             Prior to execution of this Contract, the rental and maintenance fee shall be paid for the first three months of the Lease. From this sum, the sum of the downpayment already paid by the Lessee, linked to the Index, shall be deducted.

2.             As of the 1st day of the fourth month of the Lease, the rental and maintenance fee for three months shall be paid in advance, on the 1st day of the month every third month for the coming three months – payment being by way of permission to debit account.

3.             Rental for the lease of part of a month shall be paid in accordance with the relative portion of such at the end of the month.

For clause 10.1                      The total maintenance fee shall be NIS 3.07 per sqm gross per month, linked to the Index for October 1994 (117.2 points). The maintenance fee might change in the future.

For clause 10.2                      The Lessee shall have a 12 month warranty from the Lessor for construction and lease of the Premises for the Lessee’s purpose done by it, in accordance with the plan submitted by the Lessee and including the air conditioning.

For clause 11.8                      Subject to the provisions of clause 11, and subject to the receipt of all of the permits and consents from the authorities required under any law, the Lessee shall be entitled use chemical substances and radioactive substances on the premises as is usual in the biotechnological industry.

For clause 19.2                      Appropriate usage fee per day: double the monthly rental divided by 30.

For clause 20                         In assurance of the Lease agreement, the Lessee shall provide the Lessor, no more than 7 days after the date of execution of this Agreement and as a condition of delivery of the Premises, a bank guarantee the total sum of which shall be equal to the rental and maintenance fee plus VAT at law for 9 months of th lease.

Special conditions

1.             The Lessor shall provide the Lessee with 7 marked parking spaces in the parking lots of multi-purpose buildings 1-3.

2.             Due to delay in delivery of plans and due to the continued transfer of building requirements after completion of works, the period of the works extended beyond what was planned.

The compensation to be paid by the Lessee to the Lessor on account of the above shall be agreed upon separately before delivery of the Premises to the Lessee.

Annex C

[Plant of Multi-Purpose Building – Kiryat Weizmann]

Annex B

[Plan of Location of Buildings in Park]

Annex D

Date:

To:

QBA Enterprises Ltd.

P.O. Box. 741

Nes Ziona

Dear Sir / Madam,

Re:          Use of the Premises

In response to your request to permit                           (hereinafter: the “invitee”) make use of the premises leased to you, or part thereof, at Building 3, Kiryat Weizmann Science Park, we hereby inform you that we shall agree to such subject to the performance of all of the conditions below:

1.             The invitee declares that he has read the Lease Contract of December 15, 1995 between Kiryat Weizmann Science Park Ltd. and QBA Enterprises Ltd. (hereinafter: the “Lessee”) and the annexes and schedules thereto (hereinafter: the “Lease Contract”), has understood the contents of it and agrees and undertakes to fulfill all of the Lessee’s obligations as are set out in the Lease Contract. That is without derogating from the Lessee’s undertakings towards the Lessor under the Lease Contract.

2.             Without derogating from the provisions of clause 1 above, the invitee undertakes that he agrees:

(a)           To vacate the Premises in the event that the Lessee is required to vacate the Premises under the Lease Contract (hereinafter: the “Effective Date”).

(b)           That after the Effective Date he shall be deemed to be in unlawful possession of the Premises and that the Lessor shall be entitled to enter the Premises, seize possession of them and remove any object or accessory belonging to the invitee at the invitee’s expense.

(c)           That he shall not take any steps, legal or otherwise, which might prevent the Lessor from effecting the provisions set out in sub-clause (b) above, and that he agrees that he provisions of the clauses in the Contract regarding vacating the Premises shall apply, mutatis mutandis, to him as well.

(d)           That all remedies available to the Lessor under the Lease Contract as against the Lessee, including the option to exercise the securities held by the Lessor, shall also apply to him.

(e)           That his status is as invitee only and he must vacate the Premises or any part thereof in the event that the Lease Contract with the Lessee terminates for any reason.

3.             Without derogating from any of the above, the Lessee and the invitee agree and undertake jointly and severally that this permission may be revoked at any time, at the exclusive discretion of the Lessor, without the need to give any explanation or reason, by notice from the Lessor to the Lessee and/or the invitee, and the invitee undertakes to vacate the Premises from any person or object within 14 days of the date of the notice.

Sincerely
Kiryat Weizmann Science Park Ltd.

Date

We the undersigned have read the contents of this letter above and we agree and undertake, jointly and severally, to perform all of the conditions set out herein

Lessee	Invitee